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       Exhibit 99.1



                       PRESS RELEASE DATED AUGUST 17, 2000


       For immediate release
       August, 17 2000


                                             For Additional Information:
                                             Laura Smith, VP Investor Relations
                                             (202) 339-6700/(800) 330-6347

                            US OFFICE PRODUCTS PLANS
                   INITIAL PUBLIC OFFERING OF MAIL BOXES ETC.

Washington, D.C., August 17, 2000 - US Office Products Company (NASDAQ: OFISC) today announced that it intends to divest itself of up to 100% of its interest in Mail Boxes Etc. ("MBE"), its wholly-owned subsidiary, through an initial public offering of MBE's common stock through a syndicate of underwriters on a firm commitment basis. The offering is expected to be completed by early calendar year 2001. The number of shares and the aggregate value of common stock to be sold in the initial public offering will be determined by US Office Products ("USOP") and the underwriters.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. A registration statement relating to the common stock of MBE has not yet been filed with the Securities and Exchange Commission. The offer will be made only by the prospectus to be included in the registration statement. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.

                                      * * *

US Office Products is one of North America's leading providers of office supplies, office furniture, and office coffee and vending services. The Company also owns Mail Boxes Etc., the world's largest franchiser of business, communications and postal service centers, with approximately 4,200 locations in 29 countries around the world. In addition, US Office Products owns Blue Star Group Limited, a leading supplier of office products and business services in New Zealand and Australia, and a 49% interest in Dudley Stationery Limited, the second largest contract stationer in the United Kingdom. The Company's corporate web site address is WWW.USOFFICEPRODUCTS.COM.


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This press release includes "forward-looking statements," within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that USOP expects or anticipates will occur in the future, such as statements about the timing or successfulness of efforts to sell its interests in MBE. A number of risks and uncertainties, including market conditions, could cause actual results, events, and developments to differ from expectations. Please refer to USOP's 2000 Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.

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